UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 7, 2026
Vistagen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
343 Allerton Ave.
South San Francisco, California 94080
(Address of principal executive offices)
(650) 577-3600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VTGN	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2026, the Compensation Committee of the Board of Directors of Vistagen Therapeutics, Inc. (the “Company”), in consultation with the Company’s independent compensation consultant, approved of retention awards in the form of a stock option grant (the “Options”) to all Company employees, including the following executives who each received options to purchase up to 75,000 shares of the Company’s common stock, par value $0.001 per share: (i) Shawn K. Singh, President and Chief Executive Officer, (ii) Reid G. Adler, Chief Legal Officer, (iii) Elissa S. Cote, Chief Corporate Development Officer, (iv) Joshua S. Prince, Chief Operating Officer, and (v) Nick B. Tressler, Chief Financial Officer.

The Options were issued on April 7, 2026 (the “Grant Date”) under the Company’s Amended and Restated 2019 Omnibus Equity Incentive Plan, as amended (the “2019 Plan”), and have an exercise price of $0.5358 per share. 25% of the Options will vest six months after the Grant Date and the remainder will vest in additional 25% installments every six months thereafter, so that the Options become fully vested on the two-year anniversary of the Grant Date.

The foregoing summary of the Options does not purport to be complete and is subject to the terms and conditions of the 2019 Plan and applicable award agreement.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistagen Therapeutics, Inc.

Date: April 13, 2026	By:	/s/ Shawn K. Singh
Shawn K. Singh President and Chief Executive Officer